Exhibit 99.1

PJT Partners Inc. Reports First Quarter 2020 Results

Overview

>	Total Revenues of $200 million for first quarter 2020, up 56% from a year ago
–	Advisory Revenues of $157 million, up 50% from a year ago
–	Placement Revenues of $39 million, up 67% from a year ago
>	First quarter GAAP Pretax Income of $34 million; Adjusted Pretax Income of $39 million, up 160% from a year ago
>	First quarter GAAP Diluted EPS of $0.72; Adjusted EPS of $0.71
>	Strong balance sheet at quarter end with $113 million of cash, cash equivalents and short-term investments and no funded debt
>	Repurchased approximately 1 million share equivalents through share repurchases, net share settlements and Partnership Unit exchanges
–	Intend to repurchase an additional 177 thousand Partnership Units for cash in May 2020

New York, April 28, 2020: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today reported Total Revenues of $200.2 million for first quarter 2020 compared with $128.1 million for the prior year quarter. GAAP Net Income and Adjusted Net Income, If-Converted were $32.0 million and $29.1 million, respectively, for the current quarter compared with $0.9 million and $11.4 million, respectively, for the prior year quarter. GAAP Diluted EPS and Adjusted EPS were $0.72 and $0.71, respectively, for the current quarter compared with $0.04 and $0.28, respectively, for the prior year quarter.

Paul J. Taubman, Chairman and Chief Executive Officer, said, “As the enormity of this pandemic and its economic impact continue to unfold, we are deeply grateful for the extraordinary heroism from healthcare workers and those providing essential services. We are particularly proud of the way our employees have worked to support each other and their broader communities while remaining dedicated to serving our clients, and are pleased to be reporting strong first quarter results that underscore the resiliency of our business. Looking forward, our unique mix of leading businesses and strong financial footing will benefit us in navigating the days ahead. Our insights, expertise and collaborative approach to problem solving have never been more differentiated or valued by clients who are seeking advice on how best to prepare for an uncertain future.”

Media Relations: Julie Oakes Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues

The following table sets forth revenues for the three months ended March 31, 2020 and 2019:

	Three Months Ended March 31,
	2020	2019	% Change
	(Dollars in Millions)
Revenues
Advisory	$156.6	$104.5	50%
Placement	39.0	23.3	67
Interest Income & Other	4.6	0.3	N/M
Total Revenues	$200.2	$128.1	56%

Total Revenues were $200.2 million for first quarter 2020 compared with $128.1 million for the prior year quarter, an increase of 56%.

Advisory Revenues were $156.6 million for the current quarter compared with $104.5 million for the prior year quarter, an increase of 50%. Advisory Revenues benefited from strong increases in both our restructuring and strategic advisory businesses.

Placement Revenues were $39.0 million for the current quarter compared with $23.3 million for the prior year quarter, an increase of 67%. Placement Revenues increased driven by growth in corporate private placement activity and increased fundraising activity for alternative asset managers.

Interest Income & Other was $4.6 million for the current quarter compared with $0.3 million for the prior year quarter. Last year’s results were impacted by approximately $3 million of realized and unrealized foreign exchange losses.

Expenses

The following table sets forth information relating to the Company’s expenses for the three months ended March 31, 2020 and 2019:

	Three Months Ended March 31,
	2020		2019
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$134.0	$130.1	$95.2	$82.0
% of Revenues	67.0%	65.0%	74.3%	64.0%
Non-Compensation	$32.6	$30.6	$33.0	$31.0
% of Revenues	16.3%	15.3%	25.8%	24.2%
Total Expenses	$166.6	$160.8	$128.1	$112.9
% of Revenues	83.2%	80.3%	100.1%	88.2%
Pretax Income (Loss)	$33.6	$39.4	$(0.1)	$15.1
% of Revenues	16.8%	19.7%	N/M	11.8%

Compensation and Benefits Expense

GAAP Compensation and Benefits Expense was $134.0 million for first quarter 2020 compared with $95.2 million for the prior year quarter. Adjusted Compensation and Benefits Expense was $130.1 million for the current quarter compared with $82.0 million for the prior year quarter. The increase in

Compensation and Benefits Expense was principally the result of higher revenues during the current quarter.

Non-Compensation Expense

GAAP Non-Compensation Expense was $32.6 million for first quarter 2020 compared with $33.0 million for the prior year quarter. Adjusted Non-Compensation Expense was $30.6 million for the current quarter compared with $31.0 million for the prior year quarter.

GAAP and Adjusted Non-Compensation Expense decreased during the current quarter compared with the prior year quarter, primarily driven by decreases in Travel and Related as well as Professional Fees, and partially offset by an increase in Occupancy and Related. Travel and Related decreased primarily due to a reduction in travel in response to the global health crisis. Professional Fees decreased primarily due to lower legal and employee recruiting costs. Occupancy and Related increased due to the leasing of additional space in certain of our existing locations.

Provision for Taxes

As of March 31, 2020, PJT Partners Inc. owned 60.8% of PJT Partners Holdings LP. PJT Partners Inc. is subject to corporate U.S. federal and state income tax while PJT Partners Holdings LP is subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Please refer to Note 12. “Stockholders’ Equity (Deficit)” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for further information about the corporate ownership structure.

Pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), enacted on March 27, 2020, the Company has elected to carryback certain net operating losses resulting in a $3.7 million decrease in the Company’s GAAP Provision for Taxes during the first quarter of 2020.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding the unvested partnership units that have yet to satisfy certain market conditions) had been exchanged during the period into shares of the Company’s Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the current quarter was 26.0% compared with 25.5% for full year 2019. This tax rate excludes the tax benefits of the adjustments for transaction-related compensation expense, amortization expense, tax benefit recorded pursuant to the CARES Act and certain payments to The Blackstone Group Inc. (“Blackstone”) resulting from the October 1, 2015 spin-off. While the Company benefited from the tax impact relating to the delivery of vested shares at a value in excess of their amortized cost, this benefit was less in 2020 than 2019.

Capital Management and Balance Sheet

As of March 31, 2020, the Company held cash, cash equivalents and short-term investments of $112.7 million, and had no funded debt.

On April 24, 2019, the Company’s Board of Directors authorized the repurchase of shares of the Company’s Class A common stock in an amount up to $100 million. As of March 31, 2020, the Company’s remaining repurchase authorization was $59.9 million.

During first quarter 2020, the Company repurchased 539,297 shares of Class A common stock pursuant to the share repurchase program, net share settled 267,230 shares to satisfy employee tax obligations and repurchased 226,784 Partnership Units for cash pursuant to the quarterly exchange program.

In aggregate during first quarter 2020, the Company repurchased an equivalent of 1.0 million shares at an average price of $47.22 per share.

The Company intends to repurchase an additional 176,929 Partnership Units for cash on May 5, 2020 at a price to be determined by the per share volume-weighted average price of the Company’s Class A common stock on April 30, 2020.

Dividend

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.05 per share of Class A common stock. The dividend will be paid on June 17, 2020 to Class A common stockholders of record on June 3, 2020.

COVID-19 Impact on Operations and Outlook

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The vast majority of our employees have been working remotely since mid-March and we are prepared to operate in this manner for the foreseeable future, if necessary. There have been no material changes to our internal controls as a result of this new working environment.

>

The Company’s financial condition is strong. We have substantial cash balances, currently have no debt, and have not identified any impairments. We also maintain access to our $40 million line of credit facility. While we currently have not experienced a material decline in the demand for our services, we believe COVID-19’s impact on our business, financial performance and operating results will be significantly driven by a number of factors that we are unable to predict or control, such as the severity and duration of the pandemic and the impact on the U.S. and global economies. These external factors could have a material effect on our financial performance and operating results going forward.

Quarterly Investor Call Details

PJT Partners will host a conference call on April 28, 2020 at 8:30 a.m. ET to discuss its first quarter 2020 results. The conference call can be accessed via the internet on www.pjtpartners.com or by dialing +1 (888) 254-3590 (U.S. domestic) or +1 (720) 543-0214 (international), passcode 7782180. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com or by dialing +1 (888) 203-1112 (U.S. domestic) or +1 (719) 457-0820 (international), passcode 7782180.

About PJT Partners

PJT Partners is a premier global advisory-focused investment bank. Our team of senior professionals delivers a wide array of strategic advisory, shareholder advisory, restructuring and special situations and private fund advisory and fundraising services to corporations, financial sponsors, institutional investors and governments around the world. We offer a unique portfolio of advisory services designed to help our clients achieve their strategic objectives. We also provide, through PJT Park Hill, private fund advisory and fundraising services for alternative investment managers, including private equity funds, real estate funds and hedge funds. To learn more about PJT Partners, please visit the Company’s website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) the possibility of cyberattacks, security vulnerabilities, and Internet disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions; (c) the possibility of failure of our computer systems or communication systems during a catastrophic event, including the outbreak of COVID-19; (d) the impact of catastrophic events, such as COVID-19, on the U.S. and the global economy, including business disruptions, reductions in employment and an increase in business failures; (e) the impact of catastrophic events, such as COVID-19, on our employees and our ability to provide services to our clients and respond to their needs; (f) the failure of third-party service providers to perform their functions; and (g) volatility in the political and economic environment.

The risk factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that are not currently expected to have a material adverse effect on our business. Any such risks could cause our results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis; Adjusted Earnings Per Share; Adjusted Compensation and Benefits Expense and Adjusted Non-

Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) transaction-related compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the spin-off from Blackstone and acquisition of CamberView Partners Holdings, LLC (“CamberView”); (b) intangible asset amortization associated with Blackstone’s initial public offering (“IPO”), the acquisition of PJT Capital LP, and the acquisition of CamberView; and (c) the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested partnership units that have yet to satisfy certain market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2020	2019
Revenues
Advisory	$156,591	$104,467
Placement	38,992	23,312
Interest Income and Other	4,588	277
Total Revenues	200,171	128,056
Expenses
Compensation and Benefits	134,024	95,151
Occupancy and Related	8,654	7,136
Travel and Related	5,296	6,959
Professional Fees	4,523	5,802
Communications and Information Services	3,546	3,213
Depreciation and Amortization	3,820	3,620
Other Expenses	6,749	6,262
Total Expenses	166,612	128,143
Income (Loss) Before Provision (Benefit) for Taxes	33,559	(87)
Provision (Benefit) for Taxes	1,550	(1,024)
Net Income	32,009	937
Net Income (Loss) Attributable to Non-Controlling Interests	13,149	(164)
Net Income Attributable to PJT Partners Inc.	$18,860	$1,101
Net Income Per Share of Class A Common Stock
Basic	$0.78	$0.05
Diluted	$0.72	$0.04
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	24,097,715	23,760,876
Diluted	40,353,624	40,019,889

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2020	2019
GAAP Net Income	$32,009	$937
Less: GAAP Provision (Benefit) for Taxes	1,550	(1,024)
GAAP Pretax Income (Loss)	33,559	(87)

Adjustments to GAAP Pretax Income (Loss)
Transaction-Related Compensation Expense(1)	3,886	13,195
Amortization of Intangible Assets(2)	1,928	1,984
Spin-Off-Related Payable Due to Blackstone(3)	29	46
Adjusted Pretax Income	39,402	15,138
Adjusted Taxes(4)	1,409	1,498
Adjusted Net Income	37,993	13,640

If-Converted Adjustments
Less: Adjusted Taxes(4)	(1,409)	(1,498)
Add: If-Converted Taxes(5)	10,256	3,773
Adjusted Net Income, If-Converted	$29,146	$11,365

GAAP Net Income Per Share of Class A Common Stock
Basic	$0.78	$0.05
Diluted	$0.72	$0.04
GAAP Weighted-Average Shares of Class A Common Stock Outstanding
Basic	24,097,715	23,760,876
Diluted	40,353,624	40,019,889

Adjusted Net Income, If-Converted Per Share	$0.71	$0.28
Weighted-Average Shares Outstanding, If-Converted	40,855,190	41,088,191

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended March 31,
	2020	2019
GAAP Compensation and Benefits Expense	$134,024	$95,151
Transaction-Related Compensation Expense(1)	(3,886)	(13,195)
Adjusted Compensation and Benefits Expense	$130,138	$81,956

Non-Compensation Expenses
Occupancy and Related	$8,654	$7,136
Travel and Related	5,296	6,959
Professional Fees	4,523	5,802
Communications and Information Services	3,546	3,213
Depreciation and Amortization	3,820	3,620
Other Expenses	6,749	6,262
GAAP Non-Compensation Expense	32,588	32,992
Amortization of Intangible Assets(2)	(1,928)	(1,984)
Spin-Off-Related Payable Due to Blackstone(3)	(29)	(46)
Adjusted Non-Compensation Expense	$30,631	$30,962

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three months ended March 31, 2020 and 2019 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended March 31,
	2020	2019
Weighted-Average Shares Outstanding - GAAP
Shares of Class A Common Stock Outstanding	23,389,657	22,954,753
Vested, Undelivered RSUs	708,058	806,123
Basic Shares Outstanding, GAAP	24,097,715	23,760,876
Dilutive Impact of Unvested Common RSUs(6)	1,053,393	1,281,554
Dilutive Impact of Partnership Units(7)	15,202,516	14,977,459
Diluted Shares Outstanding, GAAP	40,353,624	40,019,889

Weighted-Average Shares Outstanding - If-Converted
Shares of Class A Common Stock Outstanding	23,389,657	22,954,753
Vested, Undelivered RSUs	708,058	806,123
Conversion of Unvested Common RSUs(6)	1,053,393	1,281,554
Conversion of Participating RSUs	26,482	51,809
Conversion of Partnership Units	15,677,600	15,993,952
If-Converted Shares Outstanding	40,855,190	41,088,191

	As of March 31,
	2020	2019
Fully-Diluted Shares Outstanding(8)(9)	44,499,567	44,546,478

As of March 31, 2020, there were 3.6 million Partnership Units and 0.3 million RSUs subject to market conditions that are not included in fully-diluted shares outstanding.

Footnotes

(1)

This adjustment adds back to GAAP Pretax Income (Loss) transaction-related compensation expense for Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the spin-off from Blackstone and the acquisition of CamberView.

(2)

This adjustment adds back to GAAP Pretax Income (Loss) amounts for the amortization of intangible assets that are associated with Blackstone’s IPO, the acquisition of PJT Capital LP on October 1, 2015 and the acquisition of CamberView on October 1, 2018.

(3)

This adjustment adds back to GAAP Pretax Income (Loss) the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such expense is reflected in Other Expenses in the Condensed Consolidated Statements of Operations.

(4)	Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(5)

Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested partnership units that have yet to satisfy market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects.

(6)	Represents the dilutive impact under the treasury method of unvested, non-participating RSUs that have a remaining service requirement.
(7)	Represents the number of shares assuming the conversion of vested Partnership Units as well as the dilutive impact of unvested Partnership Units with a remaining service requirement.
(8)	Excludes 3.6 million Partnership Units and 0.3 million RSUs as of March 31, 2020 that have yet to satisfy certain market conditions.
(9)	Assumes all Partnership Units and unvested participating RSUs have been converted to shares of the Company’s Class A common stock.
N/M	Not meaningful.
Note:	Amounts presented in tables above may not add or recalculate due to rounding.